AMENDMENT NO. 2

Dated as of January 30, 2008

in relation to

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of August 29, 2006

THIS AMENDMENT NO. 2 (this "Amendment") dated as of January 30, 2008 is entered into by and among BROOKE CREDIT FUNDING, LLC, a Delaware limited liability company (the "Borrower"), BROOKE CREDIT CORPORATION, a Delaware corporation ("BCC"), BROOKE CORPORATION, a Kansas corporation ("Brooke Corporation"), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company (the "Lender"), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK (the "Agent").

PRELIMINARY STATEMENTS

A. Reference is made to (i) the Amended and Restated Credit and Security Agreement dated as of August 29, 2006 among the Borrower, BCC, Brooke Corporation, the Lender and the Agent (as amended or otherwise modified prior to the date hereof, the "Credit Agreement") and (ii) the Amended and Restated Fee Letter dated as of September 1, 2007 among the Borrower, BCC, Brooke Corporation, the Lender and the Agent (as amended or otherwise modified prior to the date hereof, the "Fee Letter"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Fee Letter or, if not defined therein, the Credit Agreement.

B. The parties hereto have agreed to amend the Credit Agreement and the Fee Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. Effective as of the Effective Date (as defined in Section 4 below), the Credit Agreement is amended as follows:

1.1 The definition of "Maximum Advance Rate" in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

""Maximum Advance Rate" means the lesser of (i) 81% and (ii) such lower percentage as is necessary in order to obtain the Minimum Shadow Rating pursuant to Section 5.01(o), as determined by the Agent and notified to the Borrower; provided that in no event shall the Maximum Advance Rate be less than 75%."

1.2 Clause (a)(i)(y)(II) of the definition of "Excess Concentration Amount" in Section 1.01 of the Credit Agreement is amended to delete "$2,700,000" and to insert "$2,000,000" in substitution therefor.

1.3 Clause (b)(i)(y) of the definition of "Excess Concentration Amount" in Section 1.01 of the Credit Agreement is amended to delete "$2,700,000" and to insert "$2,000,000" in substitution therefor.

1.4 Clause (xii) of the definition of "Eligible Loan" in Schedule I to the Credit Agreement is amended to delete "$2,700,000" and to insert "$2,000,000" in substitution therefor.

SECTION 2. Amendments to the Fee Letter. Effective as of the Effective Date (as defined in Section 4 below), the Fee Letter is amended as follows:

2.1 Section 1(b) of the Fee Letter is deleted in its entirety and replaced with the following:

"Program Fee. The Borrower shall pay to the Agent a program fee (the "Program Fee") on the aggregate outstanding principal balance of the Advances (excluding any portion of such Advances that accrue interest by reference to the Alternative Rate) at the Program Fee Rate. The Program Fee shall accrue on each day from and including the Closing Date to but excluding the Final Payout Date. The accrued Program Fee shall be payable in arrears on each Payment Date. All computations of the Program Fee shall be made on the basis of a year of 360 days for the actual number of days elapsed. As used herein, "Program Fee Rate" means (x) during any Exception Period, 2.00%, and (y) otherwise, 1.60%; provided, however, that, following the expiration of any Exception Period, if the aggregate outstanding principal balance of the Advances is less than $25,000,000, the Program Fee Rate shall be 2.00%; provided, further, however, that, if the aggregate outstanding principal balance of the Advances is greater than $50,000,000, the Program Fee Rate applicable to the amount in excess of $50,000,000 will be equal to 1.40%."

SECTION 3. Conditions Precedent. This Amendment shall become effective as of January 30, 2008 (the "Effective Date"), subject to the condition that the Agent shall have executed this Amendment and shall have confirmed its receipt of a copy of this Amendment duly executed by the Borrower, BCC, Brooke Corporation, the Lender and the Agent;

SECTION 4. Reference to and Effect on the Credit Agreement.

4.1 Except as specifically provided herein, the Credit Agreement, the Fee Letter the other Related Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.2 Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Credit Agreement, the Fee Letter, the Related Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BROOKE CREDIT FUNDING, LLC

BROOKE CREDIT CORPORATION

BROOKE CORPORATION

DZ BANK AG DEUTSCHE
ZENTRAL-GENOSSENSCHAFTSBANK, as Agent

AUTOBAHN FUNDING COMPANY LLC, as Lender

By: DZ BANK AG DEUTSCHE
ZENTRAL-GENOSSENSCHAFTSBANK, its Attorney-in-Fact